As filed with the Securities and Exchange Commission on May 30, 2002
                                          Registration No. 333-88313
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 2055549

                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S - 8
             REGESTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                           EDGEWATER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                              71-0788538
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)
                             20 Harvard Mill Square
                         Wakefield, Massachusetts 01880
              (Address of Principal Executive Officers) (Zip Code)
                            ------------------------
          EDGEWATER TECHNOLOGY, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

     EDGEWATER TECHNOLOGY, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the plan)
                            -------------------------
                             Gordon Y. Allison, Esq.
                   Executive Vice President - General Counsel
                           Edgewater Technology, Inc.
                               302 E. Millsap Rd.
                          Fayetteville, Arkansas 72703
                                 (479) 582-5444
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Brian Lynch, Esq.
                               Cooley Godward LLP
                               Reston Town Center
                                11951 Town Center
                             Reston, Virginia 20190
                                 (703) 456-8575

                                EXPLANATORY NOTE
     This Post-Effective Amendment relates to Registration Statement No. 333-88313 on Form S-8 filed by Edgewater Technology, Inc. formerly known as StaffMark, Inc. (the "Company") on October 1,1999 (the "Registration Statement"). The Edgewater Technology, Inc. Amended and Restated 1996 Stock Option Plan was amended on March 20, 2002 (the "Plan"). This Post-Effective Amendment is being filed solely to add the Plan as so amended as Exhibit 4.8 to the Registration Statement via cross reference to it prior filing by the Company with the Securities and Exchange Commission (the "SEC"). The Company changed its name from "StaffMark, Inc." to "Edgewater Technology, Inc." on June 29, 2000. The Plan's name was also changed on June 29, 2000 from the "StaffMark, Inc. 1996 Amended and Restated Stock Option Plan" to the "Edgewater Technology, Inc. Amended and Restated 1996 Stock Option Plan." The Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan, which plan's name was changed from the "StaffMark, Inc. 1999 Employee Stock Purchase Plan" to the "Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan" on June 29, 2000, which plan is part of the Registration Statement was amended on May 22, 2002 to remove the one (1) year restriction on resale following purchase by plan participants (the "Purchase Plan"). This Post Effective Amendment is also being filed to add the Purchase Plan, as amended, to the Registrations Statement.

ITEM 8. EXHIBITS


Exhibit Number Description of Exhibit

4.8            Edgewater Technology, Inc. Amended and Restated 1996 Stock
               Option Plan. (Incorporated by Reference from Exhibit 10.48 to the Company's Form 10-K for the year ended 2001 filed with the SEC on March 27, 2002.
4.9            Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan
               (Filed herewith).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on May 29, 2002.

                                     EDGEWATER TECHNOLOGY, INC.



                                     By: /s/ Gordon Y. Allison

                                     -------------------------------------------
                                     Gordon Y. Allison
                                     Executive Vice President - General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                   Title                                 Date
            -----------                                  ------                               ------
/s/ Shirley Singleton                 President, Chief Executive Officer and Director       May 29, 2002
----------------------------
Shirley Singleton

/s/ Kevin Rhodes                      Chief Financial Officer (principal financial and      May 29, 2002
----------------------------          accounting officer)
Kevin Rhodes

/s/ Clete T. Brewer        *          Director
----------------------------
Clete T. Brewer

/s/ William J. Lynch       *          Director
----------------------------
William J. Lynch

/s/ Charles A. Sanders     *          Director
----------------------------
Charles A. Sanders

/s/ Bob L. Martin *                   Director
----------------------------
Bob L. Martin

/s/ Michael R. Loeb                   Director
----------------------------                                                                May 29, 2002
Michael R. Loeb




By: /s/ Gordon Y. Allison                                                                   May 29, 2002
-------------------------------
         Gordon Y. Allison
         * Attorney in Fact Pursuant to Power of Attorney dated September 30, 1999.

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